Anchor BanCorp Wisconsin Announces Second Quarter Earnings and the Repurchase of up to 5% or 1.2 Million Shares of Common Stock

MADISON, WI -- (MARKET WIRE) -- 10/29/2003 -- Anchor BanCorp Wisconsin Inc. (NASDAQ: ABCW) announced net income of $11.2 million for the quarter ended September 30, 2003, which compares to net income of $12.1 million for the quarter ended September 30, 2002. Net income for the six-month period ended September 30, 2003 was $25.3 million, which compares to $22.9 million for the six-month period ended September 30, 2002.

For the quarter ended September 30, 2003, diluted earnings per share were $.48 as compared to $.49 for the quarter ended September 30, 2002. For the six month period ended September 30, 2003, diluted earnings per share increased to $1.07 from $.92. "This quarter's earnings reflect a decline of refinance activity which has contributed to our past two years of record earnings," commented Douglas J. Timmerman.

Book value per share increased to $12.66 from $11.62. Total assets grew 4.1%, from $3.5 billion to $3.7 billion. Loans held for investment increased 12.1% from $2.6 billion to $2.9 billion. "Asset growth is an important part of our business plan and I am pleased to see we continue to meet that goal," said Douglas J. Timmerman.

Anchor BanCorp has completed the current share repurchase program; 657,000 shares were repurchased during the quarter ended September 30, 2003. The Board of Directors authorized a new share repurchase program of 5% or approximately 1.2 million shares of its outstanding common stock in the open market. The repurchases are authorized to be made from time to time in open-market and/or negotiated transactions as, in the opinion of management, market conditions may warrant. Purchases are expected to begin on or after November 3, 2003. The repurchased shares will be held as treasury stock and will be available for general corporate purposes. Anchor will utilize various securities brokers as its agent for the stock repurchase program.

Anchor BanCorp's stock is traded on the over-the-counter market under the NASDAQ symbol ABCW. AnchorBank fsb, the wholly owned subsidiary, has 54 full service offices and two loan origination offices. All are located in Wisconsin.

                   ANCHOR BANCORP WISCONSIN INC.
                       FINANCIAL HIGHLIGHTS
         (Dollars in thousands - except per share amounts)
                           (Unaudited)

                             Three Months Ended       Six Months Ended
                                September 30,           September 30,
                           ----------------------  ----------------------
                                2003        2002        2003        2002
                           ----------------------  ----------------------
Operations Data:
  Net interest income      $   27,582  $   29,572  $   56,042  $   58,354
  Provision for loan losses       450         450         900         900
  Net gain on sale of loans     1,411       4,080      11,260       6,148
  Other non-interest income     6,488       2,927       9,705       6,288
  Non-interest expense         16,855      16,730      35,005      33,328
  Income before income taxes   18,176      19,399      41,102      36,562
  Income taxes                  6,976       7,285      15,809      13,673
  Net income                   11,200      12,114      25,293      22,889

Selected Financial
 Ratios (1):
  Yield on earning assets        5.66%       6.63%       5.79%       6.65%
  Cost of funds                  2.46        3.05        2.51        3.14
  Interest rate spread           3.20        3.58        3.28        3.51
  Net interest margin            3.26        3.68        3.35        3.60
  Return on average assets       1.23        1.41        1.41        1.32
  Return on average equity      15.12       16.89       17.26       15.82
  Average equity to average
   assets                        8.12        8.34        8.14        8.33
  Non-interest expense to
   average assets                1.85        1.95        1.95        1.92

Per Share:
  Basic earnings per share $     0.49  $     0.50  $     1.09  $     0.94
  Diluted earnings per share     0.48        0.49        1.07        0.92
  Dividends per share            0.11        0.09        0.21        0.17
  Book value per share          12.66       11.62       12.66       11.62

                                              September 30,      Percent
                                       ----------------------
                                            2003        2002      Change
                                       ----------------------   ---------
Financial Condition:
  Total assets                         $3,661,558  $3,518,136         4.1%
  Loans receivable, net
    Held for sale                          49,211      52,810        (6.8)
    Held for investment                 2,910,816   2,596,500        12.1
  Investment securities
   available for sale,
   at fair value                          173,190     107,475        61.1
  Investment securities
   held to maturity,
   at amortized cost                        2,999       3,998       (25.0)
  Mortgage-related securities
   available for sale,
   at fair value                          164,311     237,454       (30.8)
  Mortgage-related securities
   held to maturity,
   at amortized cost                       32,251     118,258       (72.7)
  Deposits                              2,579,353   2,550,555         1.1
  Borrowings                              721,994     594,087        21.5
  Stockholders' equity                    293,017     286,073         2.4
  Allowance for loan losses                28,601      30,760        (7.0)
  Non-performing assets                    14,693      14,633         0.4

(1) Annualized when appropriate.

                   ANCHOR BANCORP WISCONSIN INC.
           CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                          (Unaudited)
                                          September 30,         March 31,
                                             2003                 2003
                                         -------------------------------
                                                  (In Thousands)
Assets
Cash and cash equivalents                $   104,189         $   141,427
Investment securities available
 for sale, at fair value                     173,190              97,192
Investment securities held to
 maturity, at amortized cost                   2,999               2,998
Mortgage-related securities
 available for sale, at fair value           164,311             185,751
Mortgage-related securities held to
 maturity, at amortized cost                  32,251              62,998
Loans receivable, net
 Held for sale                                49,211              43,054
 Held for investment                       2,910,816           2,770,988
Foreclosed properties and
 repossessed assets, net                         577               1,535
Real estate held for
 development and sale                         42,295              44,994
Office properties and equipment               30,728              31,905
Other assets                                 150,991             155,779
                                         -----------         -----------
   Total assets                          $ 3,661,558         $ 3,538,621
                                         ===========         ===========

Liabilities and Stockholders' Equity
Deposits                                 $ 2,579,353         $ 2,574,188
Borrowings                                   721,994             595,816
Advance payments by borrowers
 for taxes and insurance                      18,221               6,579
Other liabilities                             48,973              69,034
                                         -----------         -----------
   Total liabilities                       3,368,541           3,245,617
                                         -----------         -----------

Preferred stock, $.10 par value,
 5,000,000 shares authorized,
 none outstanding                                  -                   -
Common stock, $.10 par value,
 100,000,000 shares authorized,
 25,363,339 shares issued                      2,536               2,536
Additional paid-in capital                    65,822              64,271
Retained earnings, substantially
 restricted                                  267,927             251,729
Accumulated other comprehensive income         2,894               4,177
Treasury stock (2,225,343 shares and
 1,420,481 shares, respectively),
 at cost                                     (45,770)            (28,917)
Unearned deferred compensation                  (392)               (792)
                                         -----------         -----------
   Total stockholders' equity                293,017             293,004
                                         -----------         -----------
   Total liabilities and
    stockholders' equity                 $ 3,661,558         $ 3,538,621
                                         ===========         ===========

                     ANCHOR BANCORP WISCONSIN INC.
                   CONSOLIDATED STATEMENTS OF INCOME
                             (Unaudited)

                                 Three Months Ended     Six Months Ended
                                    September 30,         September 30,
                                 -------------------   -------------------
                                   2003       2002       2003       2002
                                 --------   --------   --------   --------
Interest income:
   Loans                         $ 43,570   $ 47,467   $ 87,683   $ 95,491
   Mortgage-related securities      2,211      3,902      5,081      8,141
   Investment securities and
    interest-bearing deposits       2,104      1,965      4,164      4,150
                                 --------   --------   --------   --------
      Total interest income        47,885     53,334     96,928    107,782
Interest expense:
   Deposits                        13,820     16,813     28,304     35,171
   Notes payable and other          6,483      6,949     12,582     14,257
                                 --------   --------   --------   --------
      Total interest expense       20,303     23,762     40,886     49,428
                                 --------   --------   --------   --------
      Net interest income          27,582     29,572     56,042     58,354
Provision for loan losses             450        450        900        900
                                 --------   --------   --------   --------
      Net interest income after
       provision for loan losses   27,132     29,122     55,142     57,454
Non-interest income:
   Service charges on deposits      2,121      1,868      4,125      3,566
   Net gain on sale of loans        1,411      4,080     11,260      6,148
   Other income                     4,367      1,059      5,580      2,722
                                 --------   --------   --------   --------
      Total non-interest income     7,899      7,007     20,965     12,436
Non-interest expense:
   Compensation                     9,276      8,883     19,664     18,090
   Occupancy                        1,658      1,435      3,267      2,798
   Other                            5,921      6,412     12,074     12,440
                                 --------   --------   --------   --------
      Total non-interest expense   16,855     16,730     35,005     33,328
                                 --------   --------   --------   --------
      Income before income taxes   18,176     19,399     41,102     36,562
Income taxes                        6,976      7,285     15,809     13,673
                                 --------   --------   --------   --------
      Net income                 $ 11,200   $ 12,114   $ 25,293   $ 22,889
                                 ========   ========   ========   ========

Earnings per share:
Basic                            $   0.49   $   0.50   $   1.09   $   0.94
Diluted                              0.48       0.49       1.07       0.92

For more information,
Contact:
Michael W. Helser
CFO
(608) 252-1810

Douglas J. Timmerman
President
(608) 252-8782